UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia 30328
(Address of principal executive offices)
(855) 858-9794
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On April 9, 2020, the board of directors (the “Board”) of CatchMark Timber Trust, Inc. (the “Company”) elected Messrs. Tim E. Bentsen and James M. DeCosmo to serve as directors, effective immediately. Concurrent with their election to the Board, the Board was expanded from six to eight members. Each of Messrs. Bentsen and DeCosmo will serve as a director until the Company’s 2020 annual meeting of stockholders (the “Annual Meeting”) and until his successor is elected and duly qualified. The Board determined that each of Messrs. Bentsen and DeCosmo meets the requirements for an independent director as provided in the Company’s charter and the listing standards of the New York Stock Exchange. The Board has also determined that Mr. Bentsen is an audit committee financial expert and, if re-elected at the Annual Meeting, will serve as the Chair of the Audit Committee and as a member the Finance and Investment Committee following the Annual Meeting. If he is re-elected at the Annual Meeting, Mr. DeCosmo will serve on the Finance and Investment Committee and the Nominating and Corporate Governance Committee following the Annual Meeting. The election of each of Messrs. Bentsen and DeCosmo to the Board was not made pursuant to any arrangement or understanding between such director and any other person.

Biographical information with respect to Messrs. Bentsen and DeCosmo is set forth below:

Tim E. Bentsen, 66, is a former audit partner and practice leader of KPMG LLP, a U.S. based global audit, tax and advisory services firm, a position he retired from in 2012. Over his 37 years with KPMG, he served as an audit partner for numerous publicly traded companies with a specialization in the financial services industry. Mr. Bentsen also served in a variety of leadership roles, including Southeast Area Managing Partner and Atlanta office Managing Partner. Mr. Bentsen also served on national leadership teams for the financial services and audit practice as well as on the firm’s national Operations Committee. In addition, he served as an account executive for many of the largest audit and non-audit clients in the Southeast where he had extensive involvement with executive management, audit committees and boards of directors. Mr. Bentsen has been a frequent speaker on corporate governance matters across the country and served in a leadership role for KPMG’s Audit Committee Institute and as an organizer and faculty member for the University of Georgia’s Directors’ College for over ten years. Mr. Bentsen is a member of the Board of Directors of Synovus Financial Corp. where he serves as chairman of the compensation committee and a member of the executive, audit and risk committees. He has also served as a member of the board of trustees and audit committee of Ridgeworth Funds, a mutual fund complex, and on the board of Krispy Kreme Doughnuts, Inc., a company specializing in sweet treats and complementary products, prior to that company going private. Mr. Bentsen was an Executive-in-Residence at the J.M. Tull School of Accounting at the University of Georgia from 2013 to 2018 and is a member of the board of directors of the Atlanta chapter of the National Association of Corporate Directors. He holds a Bachelor of Business Administration from Texas Tech University. Mr. Bentsen practiced as a certified public accountant for 40 years.

James M. DeCosmo, 61, served as the President and Chief Executive Officer of Forestar Group Inc., a real estate and oil and gas company, from 2006 to 2015 and as a director of Forestar from 2007 to 2015. He served as Group Vice President of Temple-Inland Inc. from 2005 to 2007, and previously served as Temple-Inland’s Vice President, Forest from 2000 to 2005 and as Director of Forest Management from 1999 to 2000. Prior to joining Temple-Inland, he held various land management positions throughout the southeastern United States, including with Kimberly-Clark Corporation and Scott Paper Company from 1982 to 1999. Mr. DeCosmo also serves on the board of directors of the Colorado River Alliance. He holds a Bachelor of Science in Forest Resources and Conservation from the University of Florida.

As of the date of their election to the Board, Messrs. Bentsen and DeCosmo will participate in the Company’s Amended and Restated Independent Directors Compensation Plan, which was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, and is incorporated herein by reference (the “Director Plan”). Pursuant to the Director Plan, the Company granted each of Messrs. Bentsen and DeCosmo approximately $14,727 in shares of Class A common stock in connection with their initial election to the Board. In addition, Messrs. Bentsen and DeCosmo will each receive a cash retainer of $11,339 for the remainder of the second quarter of 2020. Both the stock grant and the cash retainer have been prorated.

In addition, the Company entered into a customary indemnification agreement (“Indemnification Agreement”) with each of Messrs. Bentsen and DeCosmo in the form previously entered into by the Company with its other directors and executive officers. The form of the Indemnification Agreement was filed as Exhibit 10.12 to Company’s Registration Statement on Form S-11 filed September 23, 2013 and is incorporated herein by reference.

Departure of Directors

On April 9, 2020, each of Willis J. Potts, Jr. and Donald S. Moss informed the Board that he has decided to retire when his term expires at the Annual Meeting and not stand for re-election. Their decisions not to stand for re-election were not due to any disagreement with the Company. The Board thanks Messrs. Potts and Moss for their years of dedicated service and valuable contributions as directors.

The Board has designated Douglas D. Rubenstein, another independent director, to replace Mr. Potts as Chairman of the Board following the Annual Meeting. In addition, the Board has determined that, effective as of the date of the Annual Meeting, the Board will be reduced from eight to six members.

Item 7.01    Regulation FD Disclosure.

On April 9, 2020, the Company issued a press release announcing the election of Messrs. Bentsen and DeCosmo to the Board and the other matters discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and such exhibit is incorporated by reference herein.

The information provided in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the SecuOn April 9, 2020, the Company issued a press release announcing the election of Messrs. Bentsen and DeCosmo to the Board and the other matters discussed in Item 5.02 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and such exhibit is incorporated by reference herein.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: April 9, 2020	By:	/s/ LESLEY H. SOLOMON
Lesley H. Solomon General Counsel and Secretary